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                                                                    EXHIBIT 99.1

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Union Camp Corporation

In our opinion, the consolidated balance sheet as of December 31, 1998 and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for each of the two years in the period ended
December 31, 1998 of Union Camp Corporation and its subsidiaries (not presented separately herein) present fairly, in all material respects, the financial position, results of operations and cash flows of Union Camp Corporation and its subsidiaries at December 31, 1998 and for each of the two years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the financial statement schedule "Valuation and Qualifying Accounts" (not presented separately herein) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Union Camp Corporation for any period subsequent to December 31, 1998.

As described in Note 1 to the consolidated financial statements, the Company changed its method of accounting for costs of computer software developed or obtained for internal use effective January 1, 1998.

PricewaterhouseCoopers LLP

New York, New York
February 5, 1999